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                            SUBSCRIPTION AGREEMENT




AmWest Partners, L.P.
201 Main Street
Suite 2420
Forth Worth, Texas  76102

Attention:  AmWest Genpar, Inc., General Partner

Gentlemen and Ladies:


          Reference is made to that certain Third Revised Investment Agreement dated as of April 21, 1994 and attached hereto as Exhibit A and incorporated herein by reference, as the same may be amended in accordance with the provisions hereof (the "Investment Agreement") by and between AmWest Partners, L.P. (the "Partnership"), a limited partnership organized and existing under the laws of the State of Texas, with AmWest Genpar, Inc., a corporation organized and existing under the laws of the State of Texas, as its general partner (the "General Partner"), and America West Airlines, Inc. ("America West"). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Investment Agreement.

          Pursuant to and subject to the terms and conditions of the Investment Agreement, America West, or its successor as reorganized pursuant to Chapter 11 of the U.S. Bankruptcy Code ("America West" or "New America West"), has agreed to issue to the Partnership, and the Partnership has agreed to purchase from New America West, certain Securities of New America West. In furtherance of its obligations under the Investment Agreement, the Partnership has agreed to assign to Lehman Brothers Inc. (collectively, the "Investor"), certain of the Partnership's rights to purchase from New America West the Securities specified herein and Investor has agreed to acquire such Securities from New America West, all on the terms and conditions set forth herein.

          In consideration of the premises and mutual covenants herein contained, Investor and the Partnership hereby agree as follows:

          1.   Acquisition of Securities.

          (a) Pursuant to the Investment Agreement, the Partnership has agreed, subject to the terms and conditions set forth therein, to purchase certain of the Securities from New America West for an aggregate purchase price of $214,857,000, subject to adjustment as provided therein (the "Purchase Price"). Investor has agreed and hereby agrees to accept an assignment
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from the Partnership of certain of its rights under the Investment Agreement and the Procedures Agreement, including the right to purchase such Securities, and Investor has agreed to assume certain of its obligations in respect thereof.

          Upon the occurrence of the Confirmation Date, the General Partner shall notify Investor of such event and of the Securities to be purchased or otherwise acquired by Investor at the Effective Date. Upon the Effective Date, Investor shall, against delivery of the certificates representing such securities, purchase or otherwise be assigned the Securities of New America West set forth below:

               (i) Investor shall, for a purchase price of $7,690,000 acquire from New America West, out of the Securities which New America West has agreed to sell to the Partnership pursuant to the Investment Agreement, 1,711,715 shares of Class B Common and 290,915 Warrants, less such number of shares of Class B Common and Warrants as Investor receives under the Plan in respect of the 2,322,000 shares of common stock of America West, $0.25 par value (such number of shares, the "Common Stock") presently owned by Investor; provided, however, that if Investor receives more than 1,711,715 shares of Class B Common and/or 290,915 Warrants under the Plan in respect of such shares of Common Stock, Investor shall, on the Effective Date, assign all such excess shares and/or Warrants to the Partnership; provided, however, that the specific amounts of such Securities which Investor shall acquire are subject to modification in accordance with the provisions of Section 7(f) hereof. In addition, Investor shall, unless the Partnership shall otherwise direct, purchase all shares of Class B Common to which it is entitled to purchase in respect of its shares of Common Stock pursuant to
          Section 4(a)(iii) of the Investment Agreement and shall, on the Effective Date, sell all such purchased shares of Class B Common to the Partnership at the price paid by Investor therefor; provided, that Investor shall be obligated to fund only 14.39% of the cost of any shares of Class B Common to be purchased by Investor pursuant to the provisions of Section 4(a)(iii) of the Investment Agreement, and the Partnership shall be required to fund the balance of the purchase price for such shares;

               (ii) Investor shall, for an amount equal to 14.39% of the cost of any shares of Class B Common, if any, which the Partnership is required to purchase pursuant to clause (B) of the proviso to
          Section 4(a)(2)(i) of the Investment Agreement, purchase 14.39%



















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of the shares of Class B Common purchased pursuant to said Section; and

               (iii) Investor shall purchase 18.07% of the last $25,000,000 in value of the shares of Class B Common, if any, required to be purchased by the Partnership pursuant to Section 4(a)(2)(ii) of the Investment Agreement.

          All of the Securities delivered to Investor pursuant to this Section shall be covered by the shelf registration statement required to be filed by America West pursuant to the provisions of Section 8(u) of the Investment Agreement.

          (b) Investor acknowledges, and the General Partner agrees, that the closing of the purchase of the Securities of New America West is subject to the satisfaction of the conditions precedent as described in Section 8 of the Investment Agreement. The Partnership will not, without the prior consent of Investor (which consent shall not be withheld, conditioned or delayed unreasonably), (i) waive any of the conditions precedent set forth in Sections 8(k), 8(s) or 8(u) thereof or (ii) make or enter into any modification, amendment or agreement which either requires the consent of Investor under
Section 7(f) hereof or otherwise modifies the provisions of Sections 7, 15(b), 23 or 31 of the Investment Agreement, the definition of "Outside Date" contained therein, or the provisions of Sections 10 or 20 of the Procedures Agreement. In addition, the Partnership will seek the prior approval of Investor to the waiver of any of other condition precedent, or to the modification or amendment of any of the other provisions of the Investment Agreement, the Procedures Agreement or the Plan, but may make such waivers, modifications or amendments or enter into any other such agreements whether or not Investor consents thereto. Nothing contained herein, however, shall be deemed to require that the Partnership obtain the consent of Investor to terminate the Procedures Agreement or the Investment Agreement in accordance with their respective terms.

          2.   Acceptance of Subscription; Termination.

          The General Partner, on behalf of the Partnership, is contemporaneously accepting this Subscription Agreement by executing and delivering to Investor an executed Acceptance of Subscription attached hereto. This Subscription Agreement shall terminate and be of no further force and effect in any respect upon the earlier of (i) the termination of the Investment Agreement or (ii) December 31, 1994, if the Effective Date shall not have occurred by such date.




















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          3.   Representations, Warranties and Covenants of Investor.

          In order to induce the General Partner and the Partnership to accept this Subscription Agreement, Investor hereby represents, warrants and covenants as follows:

          (a) Investment Intent. Investor is acquiring the Securities for its own account, for investment, and not with the view to a sale of such interest in connection with any distribution thereof, except in compliance with the Securities Act of 1933, as amended, and subject to the disposition of Securities being at all times within Investor's control, except as otherwise expressly provided herein or in the Investment Agreement;

          (b) Sophistication. Investor, alone or with its professional advisors, has the educational, financial, and business background and knowledge so as to be capable of evaluating the merits and risks of an investment in New America West, and has the capacity to protect its own interests in making this investment;

          (c) Registration and Transfer. Investor understands that, pursuant to the Investment Agreement and the Plan, New America West shall provide registration rights with respect to the Securities under the Securities Act of 1933, as amended (the "Securities Act"). Investor understands that prior to the Effective Date there will be no public market for the Securities and that it is possible that no public market will exist at any time thereafter;

          (d) Advisors. Investor has been afforded the opportunity to seek and rely upon the advice of its own attorneys, accountants, or other professional advisors in connection with an investment in New America West and the execution of this Subscription Agreement;

          (e) Valid Existence. Investor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own its property and conduct its business as currently conducted and to execute, deliver and perform this Subscription Agreement;

          (f) Binding Obligation. The execution and delivery of this Subscription Agreement by Investor and Investor's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Investor, and no other authorization or consent is required for the execution and performance hereof;




















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          (g)  No Conflict.  The execution, delivery and performance by
Investor of this Subscription Agreement does not violate, conflict with, or constitute a default under Investor's Articles of Incorporation, By-Laws, partnership agreement, or any other corporate or partnership document or resolution, any agreement or commitment to which it is a party, or with respect to which any of its assets are bound, or, subject to obtaining the Confirmation Order and the Regulatory Approvals contemplated by Section 8(b) of the Investment Agreement, require any governmental consent or approval;

          (h) Brokers. Investor has not used or retained any broker, agent, finder, syndicator or other intermediary with respect to its acquisition of Securities or the events or transactions contemplated by this Subscription Agreement;

          (i) Financial Capacity. Investor has the financial capacity to make the investment required of it under this Subscription Agreement; and

          (j) Citizenship. Investor is, and shall at all times be, a "citizen of the United States" as that term is defined in Section 101(6) of the Federal Aviation Act of 1958, as amended (49 App. U.S.C. Section 1301(16)), or shall elect to suspend its voting rights in respect of all shares of Class B Common owned by it during any period in which the representation contained in this subsection (j) shall be invalid;

          (k) Support of Plan and Investment. Investor hereby covenants and agrees that from and after the date hereof until the first to occur of (x) the date that is fourteen days after the date on which the Procedures Agreement is terminated, unless prior to that time the Partnership shall have made an alternative proposal to New America West regarding an investment therein, which alternative proposal complies with the requirements of Section 7(f) hereof and contemplates participation by Investor in the investment covered by such alternative proposal in a manner consistent with that set forth herein, and (y) the date a plan of reorganization for New America West sponsored by a party other than the Partnership is confirmed by the Bankruptcy Court, it shall (i) support, in all material respects, the Partnership's proposed investment in New America West consistent with the provisions hereof, (ii) make all elections to acquire securities of New America West permitted to be made pursuant to the provisions of Section 4 of the Investment Agreement in respect of Investor's 2,322,000 shares of Common Stock, (iii) not support any competing proposals to acquire all or any material interest in the business, stock or assets of New America West and (iv) not sell, assign, pledge or otherwise transfer any shares of Common Stock to any third party without the prior written consent of the Partnership.



















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          4.   Other Business Ventures.

          Each of the Partnership and Investor agrees that notwithstanding anything to the contrary contained in or inferable from this Subscription Agreement or any other statute or principle of law, neither Investor nor the Partnership nor any of their shareholders, directors, management companies, officers, employees, partners, agents, family members, or affiliates (each an "Affiliate") shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Investor, the Partnership or their Affiliates may, without owing any obligation to Investor, the Partnership or any Affiliate, purchase and otherwise deal in securities of any type of America West or New America West and each may participate in, commit funds to, or otherwise become involved with any other entity which may attempt to acquire control of any competitor of America West or New America West; provided that prior to the Effective Date or earlier termination of the Investment Agreement, neither Investor, the Partnership nor any of their Affiliates shall, without the consent of the Partnership, on the one hand, and Investor, on the other hand, commit funds to, or otherwise become involved with or support in any manner any other entity or person which may attempt to acquire control of America West. Any investment in or conduct of any such businesses by Investor, the Partnership or any Affiliate shall not give rise to any claim for an accounting by the others or any right to claim any interest therein or the profits therefrom.

          5.   Indemnification.

          (a) Investor hereby agrees to indemnify, defend, and hold harmless the Partnership and its partners and all of their respective members, directors, officers, employees, and agents (collectively, the "Indemnified Parties") from and against its allocable portion (based on relative fault of Investor, on the one hand, and the Indemnified Parties, on the other hand) of any and all loss, damage, or liability (including without limitation, any and all attorneys' fees, costs, and other amounts reasonably incurred by any of them in investigating, preparing or defending against any claim, litigation, or other legal action threatened or initiated) which are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from or arisen out of a breach by Investor in any material respect of any representation, warranty or obligation of Investor contained in this Subscription Agreement.

          (b) The Partnership hereby agrees to indemnify and hold Investor and its shareholders, officers, directors,

















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employees, and agents harmless to the same extent as it indemnifies other
"Covered Persons" pursuant to, and in accordance with provisions of, Section
2.07 of the Limited Partnership Agreement of the Partnership, which provisions are hereby incorporated herein in full by this reference.

          6.   No Assignment or Transfer; Third Party  Beneficiary.


          (a) Investor agrees not to transfer or assign this Subscription Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the General Partner and America West, which consent will not be withheld unreasonably, except that no such consent will be required to be obtained for a transfer or assignment to one or more affiliates of Investor as to which the representations, warranties and covenants contained herein are true and accurate in all material respects as of the date of such transfer and the Effective Date, and acknowledges that any attempted transfer or assignment in violation of the foregoing shall be void.

          (b) Investor acknowledges that America West is an express third party beneficiary of the provisions of Section 1 of this agreement and may sue Investor directly to enforce such obligations upon any breach by (i) Investor of its obligations thereunder and (ii) the Partnership of any of its obligations under the Investment Agreement or the Procedures Agreement, which breach gives rise to a cause of action against the Partnership under the applicable Agreement; provided, that upon any such breach by the Partnership, Investor shall only be liable for 14.39% of any damages payable in respect thereof. Nothing contained in this subsection (b) shall limit the Partnership's obligations to Investor under Section 5(b) hereof.

          7.   Representations, Warranties, and Covenants of the Partnerships.

          In order to induce Investor to execute this Subscription Agreement, the Partnership hereby represents, warrants and covenants as follows:

          (a) Valid Existence. The Partnership has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to execute this Subscription Agreement and the Investment Agreement;

          (b) Binding Obligations. The execution and delivery of this Subscription Agreement, the Investment Agreement and the Procedures Agreement by the Partnership and its performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of the Partnership


















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and no other authorization or consent is required for the execution and performance hereof;

          (c) Deliveries. The Partnership will, promptly after its receipt thereof, deliver to Investor (i) 7.14% of any amount paid to the Partnership by America West on a quantum merit or other basis in accordance with the provisions of Section 3 of the Procedures Agreement, net of third party Expenses paid out of such amounts, and (ii) copies of any and all documents and notices received by the Partnership from America West or otherwise in respect of the transactions contemplated by the Investment Agreement and the Procedures Agreement;

          (d) Assignment of Rights. The Partnership hereby assigns to Investor on a shared basis, subject to performance by Investor of its obligations and duties hereunder, the rights of the Partnership under the Investment Agreement and Procedures Agreement, including, without limitation, the right to sue to enforce any breach thereof and the rights to be granted under the Registration Rights Agreement and Warrant Agreement to be entered into by New America West and the Partnership; provided, that Investor shall not, without the prior consent of the Partnership, contact or otherwise deal directly with America West prior to the Effective Date in connection with the operation of such Agreements;

          (e) No Conflict. The execution, delivery and performance by the Partnership of this Subscription Agreement does not violate, conflict with, or constitute a default under the Partnership's partnership agreement or any other partnership document or resolution, any agreement or commitment to which it is a party, or with respect to which any of its assets are bound, or, subject to obtaining the Confirmation Order and the Regulatory Approvals contemplated by Section 8(b) of the Investment Agreement, require any governmental consent or approval;

          (f) Other Covenants. The Partnership hereby covenants to (i) propose, support, and use commercially reasonable efforts to obtain bankruptcy court approval of a Plan that implements the Investment Agreement, and (ii) provide prior written notice to Investor of any proposed modifications to the Investment Agreement or the Procedures Agreement. In addition, the Partnership may, after the date hereof, but subject to the provisions of
Section 1(b) hereof, (i) modify the terms of the Investment Agreement or Procedures Agreement, (ii) issue a new bid for New American West which differs from the terms of the Investment Agreement or Procedures Agreement and (iii) modify the allocations of interests in the Partnership Agreement, this Agreement and the subscription agreement, dated as of April 7, 1994 with the funds and accounts managed or advised by Fidelity Management Trust Company or its affiliates ("Fidelity") which are

















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also acquiring securities of New America West pursuant to the Investment
Agreement, if, as to any of (i), (ii) or (iii), (A) Investor receives economic benefits which are no worse, taken on a pro rata basis based on total dollars invested for Class B Common and Warrant, than those provided to Fidelity in such modification(s) or new bid and (B) the purchase price which Investor shall pay in respect the Class B Common to be acquired by it shall be no more than $11.111 per share (based on the contemplated capitalization of New America West as set forth in Sections 4 and 7 of the Investment Agreement; if there is any change in such capitalization, Investor and the Partnership shall, by mutual agreement, adjust such maximum price to take into account the effects of such change, the agreement of either party to such adjustment not be withheld, conditioned or delayed unreasonably). If, in connection with any such modification or new bid, the condition set forth in clause (A) of the preceding sentence is not satisfied, the Partnership shall not agree to such modification or make any such new bid unless Investor consents thereto. If, however, in connection with any such modification or new bid, the condition set forth in clause (A) of the preceding sentence is satisfied but the condition set forth in clause (B) of the preceding sentence is not satisfied, the Partnership shall not agree to any such modification or make any such new bid unless either (A) Investor consents to such modification(s) or new bid or
(B) the Partnership provides Investor, by specific written notice to such effect, not less than 48 hours (or such lesser period of time as may be reasonable under the then applicable circumstances, but in no event less than 24 hours) to terminate this Agreement by notice to the Partnership; provided, however, than if Investor fails to timely deliver such notice of termination, it shall be deemed to have consented to the proposed modification(s) or new bid.

          (g) Public Announcements. The Partnership shall not, without the prior consent of Investor, which consent will not be withheld unreasonably, issue or consent to the issuance of any press release or other public announcement which mentions Investor; provided, that no such consent will be required for any release which does no more than identify Investor as an investor with the Partnership in making the Investment and notes the amount of Securities which Investor has agreed to acquire; and

          (h) No Legends. The Partnership will use its reasonable commercial efforts to have the securities which Investor is to acquire pursuant to the provisions of Section 1 hereof be delivered by New America West without any legends thereon.

          8.   Notices.

          All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly

















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given only if delivered personally or by facsimile transmission or mailed
(first class postage prepaid) or by prepaid express courier to the parties at the following addresses or facsimile numbers:

If to Investor:                 Lehman Brothers Inc.
                                3 World Financial Center
                                New York, NY  10285
                                Attention:  John Sweeney
                                Fax Number:  (212) 528-6829

with a copy to:                 Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, NY  10017
                                Attention:  John R. Cannell
                                Fax Number:  (212) 455-2502

If to the Partnership:          AmWest Partners, L.P.
                                201 Main Street, Suite 2420
                                Fort Worth, Texas  76102
                                Attention:  James J. O'Brien
                                Fax Number:  (817) 871-4010

with a copy to:                 Arnold & Porter
                                1200 New Hampshire Ave., N.W.
                                Washington, D.C.  20036
                                Attention:  Richard P. Schifter
                                Fax Number:  (202) 872-6720

          9.   Governing Laws and Venue.

          This Agreement and the rights and obligations of Investor and the Partnership hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws provisions.

          10.  Miscellaneous.

          (a) Rules of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by Investor. Investor acknowledges that it was represented by separate legal counsel in this matter who participated in the preparation of this Subscription Agreement or it had the opportunity to retain counsel to participate in the preparation of this Subscription Agreement but chose not to do so.

          (b) Entire Agreement. This Subscription Agreement, including all exhibits to this Subscription Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the parties relative to the matters contained in this Subscription Agreement.

          (c) Waiver. No consent or waiver, express or implied, by Investor or the Partnership to or for any breach or default by the other party in the performance by such other party of its obligations under this Subscription Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Subscription Agreement. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, regardless of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

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          (d)  Severability.  If any provision of this Subscription Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Subscription Agreement shall be enforced to the greatest extent permitted by law.

          (e) Benefits and Assignment. Subject to the restrictions on transfers and encumbrances set forth in this Subscription Agreement, this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors, and assigns. Whenever, in this Subscription Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the legal representatives, successors, and assigns of such party.

          (f) Gender, Etc. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Subscription Agreement, this Subscription Agreement shall be read as if the appropriate gender was used.

          (g) Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Subscription Agreement, the text shall control.

          (h) Execution in Counterparts. This Subscription Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

               (i) Equitable Remedies. Each party hereto recognizes and agrees that the violation of any term, provision, or condition of this Agreement may cause irreparable damage to the other party which is difficult to ascertain and that the award of any sum of damages may not be adequate relief to such other party. Each party hereto therefore agrees that in the event of any breach of this Agreement, in addition to the exercise of any other remedies, the other party may seek to obtain appropriate equitable relief.

               11. Condition to Effectiveness. The parties hereby agree that it is an express precondition to the effectiveness of the arrangements contemplated herein that the Board of Directors of America West shall, no later than the close of business on May 15, 1994, have adopted resolutions, in form and substance reasonably satisfactory to each of the parties, effectuating appropriate amendments to and/or approving the transactions contemplated hereby for purposes of the Amended and Restated Rights Agreement, dated as of June 17, 1988, between America West and First Interstate Bank of Arizona, N.A. (the "Rights Agreement"), and further resolving that neither Investor nor the Partnership shall be deemed an Acquiring Person or Adverse Person, and that no Distribution Date, Share Acquisition Date, Business Combination or Triggering Event (as all such terms are defined in the Rights Agreement) shall be deemed to have occurred as a result of the transactions contemplated hereby.

               12. Regulatory Approvals. Investor's and the Partnership's respective obligation to consummate the transactions contemplated hereby are subject to the condition that all obligations of Investor, the Partnership and America West, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which are necessary to the consummation of the transactions

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contemplated hereby shall have been satisfied, and all statutory waiting periods in respect thereof shall have expired.































































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               13.  No Partnership; No Solicitation.  This Agreement shall not be deemed to create any joint venture or partnership between the parties hereto. In addition, nothing contained herein shall be deemed to be a solicitation of an acceptance or rejection of the Plan.

               IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the 11th day of May, 1994.

                              INVESTOR:

                              LEHMAN BROTHERS INC.


                              By:  /s/ John K. Sweeney
                                  John K. Sweeney
                                  Managing Director













































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                          ACCEPTANCE OF SUBSCRIPTION


               The Subscription Agreement of the Investor indicated hereinbelow with respect to the Securities of New America West agreed to be acquired by AmWest Partners, L.P. is hereby accepted.


Dated:  May 11, 1994


                                AMWEST PARTNERS, L.P.

                                By:  AMWEST GENPAR, INC.,
                                           a Texas Corporation



                                By:   /s/ James G. Coulter
                                     James G. Coulter
                                     Director



Name of Investor:  LEHMAN BROTHERS INC.


Date of Subscription Agreement:  May 11, 1994


































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